Exhibit 10.1

FIRST AMENDMENT TO MULTI-YEAR REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO MULTI-YEAR REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 2, 2011, by and among QUESTAR CORPORATION, a Utah corporation, as the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and Swingline Lender, certain of the undersigned financial institutions who are parties to the Credit Agreement hereinafter referenced (collectively, the “Continuing Lenders”), the New Lenders (hereinafter defined), BARCLAYS BANK PLC, DEUTSCHE BANK AG, NEW YORK BRANCH and JPMORGAN CHASE BANK, N.A., as Syndication Agents, and WELLS FARGO SECURITIES, LLC and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Co-Lead Arrangers and Bookrunners.  As used herein, the term “New Lenders” means the financial institutions that are named as Lenders on the signature pages hereto that are not Continuing Lenders, and the term “Lenders” means, collectively, the New Lenders and the Continuing Lenders.

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Continuing Lenders and other financial institutions (“Exiting Lenders”), and the Borrower are parties to that certain Multi-Year Revolving Credit Agreement dated as of June 30, 2010 (the “Credit Agreement”);

WHEREAS, the Borrower has notified the Administrative Agent of its desire to increase the aggregate Commitments and extend the Maturity Date;

WHEREAS, the Borrower has requested that certain terms of the Credit Agreement be amended in the manner set forth herein;

WHEREAS, the Administrative Agent and the Lenders, subject to the terms and conditions contained herein, have agreed to such amendments and waivers, to be effective as of the Amendment Effective Date (as defined below); and

WHEREAS, the Borrower, the Administrative Agent and the Lenders acknowledge that the terms of this Amendment constitute an amendment and modification of the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:

1.

Definitions.

(a)

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)

From and after the Amendment Effective Date, the term “Credit Agreement” or “Agreement” (as the case may be), as used herein, in the Credit Agreement and in the other Loan Documents, shall mean the Credit Agreement as hereby amended and modified, and as further amended, restated, modified, replaced or supplemented from time to time as permitted thereby.

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(c)

As used herein, the following terms shall have the meanings herein specified:

“Amendment Effective Date” shall have the meaning set forth in Section 6 of this Amendment.

2.

Amendments to the Credit Agreement. Subject to the terms hereof and upon satisfaction of the conditions set forth in Section 6 hereof, effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)

The definition of “Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows:  In the last sentence thereof the reference to “$350,000,000” is amended to refer instead to “$500,000,000”.

(b)

The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Maturity Date” means August 31, 2016, as the same may be extended in accordance with Section 2.14.

(c)

The definition of “Shareholders’ Equity” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Shareholders’ Equity” means, as of any date of determination, the Borrower’s (or with respect to Section 7.01(f), the Restricted Subsidiaries’) “Total Equity” as set forth in the Borrower’s (or with respect to Section 7.01(f), the Restricted Subsidiaries’) most recent balance sheet as supplied pursuant to Section 6.02(a) or 6.02(b), as applicable, in each case adjusted to exclude unrealized noncash gains or losses resulting from “mark-to-market” adjustments pursuant to ASC 815.

(d)

The following definitions are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:

“Consolidated Funded Debt to Capitalization Ratio” means, at the time of determination, the ratio of (a) Consolidated Funded Debt to (b) the sum of Consolidated Funded Debt plus Shareholders’ Equity.

“First Amendment” means the First Amendment to Multi-Year Revolving Credit Agreement dated as of September 2, 2011 among the Borrower, the Administrative Agent and the Lenders party thereto.

(e)

The definitions of “Consolidated EBITDA”, “Consolidated Funded Debt to EBITDA Ratio”, “Consolidated Interest Expense”, and “Consolidated Net Income” are hereby deleted from Section 1.01 of the Credit Agreement.

(f)

Section 2.09(a)(vi) of the Credit Agreement is hereby amended as follows: the reference to “$450,000,000” is amended to refer instead to “$600,000,000”.

004255 000168 HOUSTON 744392.3

(g)

Section 2.14(a) of the Credit Agreement is hereby amended as follows:  The reference to “July 1, 2011 and July 1, 2012” in the first sentence is amended to refer instead to “August 31, 2014 and August 31, 2015”.

(h)

Section 2.15(a) of the Credit Agreement is hereby amended as follows:  In clause (i) of the first sentence thereof, the reference to “$25,000,000” is hereby amended to refer instead to “$50,000,000”.

(i)

Section 7.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

7.11

Consolidated Funded Debt to Capitalization Ratio

.  As of the end of each fiscal quarter of the Borrower, the Consolidated Funded Debt to Capitalization Ratio will not exceed 70%.

(j)

Annex I attached to the Credit Agreement is hereby amended in its entirety to read as set forth on Annex I attached hereto.

(k)

Schedule 1.01 attached to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 1.01 attached hereto.

3.

Reaffirmation of Obligations.  The Borrower hereby acknowledges and agrees that the execution, delivery, and performance of this Amendment shall not, except as expressly provided herein, in any way release, diminish, impair, reduce, or otherwise affect the Obligations.  The Borrower hereby assumes, ratifies, and reaffirms all of the Obligations under the Credit Agreement and the other Loan Documents whether arising before, on or after the Amendment Effective Date.

4.

Full Force and Effect of Agreement.  Except as hereby specifically amended, modified, supplemented, or waived, the Borrower hereby acknowledges and agrees that the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. From and after the Amendment Effective Date, (i) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby, (ii) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to “$350,000,000” shall be deemed to be and shall be a reference to “$500,000,000,” and (iii) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to “Lenders” shall include each New Lender.

5.

Representations and Warranties.  The Borrower hereby represents and warrants that:

(a)

prior to and after giving effect to this Amendment, the representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct on and as of the date hereof;

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(b)

this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as may be limited by general principles of equity, by concepts of reasonableness or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(c)

prior to and after giving effect to this Amendment, no Default or Event of Default exists on and as of the date hereof, and no event has occurred since December 31, 2010 that has had, or could reasonably be expected to have, a Material Adverse Effect.

6.

Conditions to Effectiveness.  This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the following conditions precedent have been satisfied:

(a)

The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or in portable document format (.pdf), and unless otherwise specified, each dated as of the Amendment Effective Date, and each in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders:

(i)

counterparts of this Amendment executed by the Borrower, the Administrative Agent and each Lender and a Note executed by the Borrower in favor of each Lender requesting a Note;

(ii)

a certificate of the chief financial officer of the Borrower (A) attaching the following and certifying that they have been prepared in good faith based upon reasonable assumptions: (I) consolidated balance sheet of Borrower and its Subsidiaries and a consolidated statement of income of the Borrower for the year ended December 31, 2010 and three month period ended June 30, 2011, and (II) calculations demonstrating pro forma compliance with Section 7.11 of the Credit Agreement after giving effect to this Amendment, as of June 30, 2011 based on the financial statements delivered in accordance with the foregoing clause (I);

(iii)

a solvency certificate from the chief financial officer of the Borrower;

(iv)

a certificate executed by a Responsible Officer of the Borrower certifying that:

(A)

after giving effect to this Amendment, there is no conflict with, or default under, any material agreement of the Borrower or any of its Subsidiaries (including any such agreements entered into in respect of Indebtedness), except for such conflicts or defaults as would not reasonably be expected to have a Material Adverse Effect;

(B)

all representations and warranties set forth in Section 5 of this Amendment are true and correct as of the Amendment Effective Date prior to and after giving effect to this Amendment; and

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(v)

(A)

from the Secretary or an assistant secretary of the Borrower, certificates of resolutions, incumbency and specimen signatures evidencing the identity, authority and capacity of each of the Borrower’s officers who are authorized to act in connection with this Amendment and the other documents delivered pursuant to this Section 6 and/or authorized to deliver requests for Loans pursuant to the Credit Agreement on and after the Amendment Effective Date, (B) documents and certifications evidencing that the Borrower is validly existing and in good standing in the State of Utah, and (C) copies of organizational documents of the Borrower certified by the Secretary or an assistant secretary of the Borrower or a certification that the organizational documents previously delivered to the Administrative Agent in connection with the Credit Agreement are still in full force and effect and have not been amended, modified or waived, in each case as the Administrative Agent may reasonably require;

(vi)

favorable legal opinions (including an opinion regarding the enforceability of the Credit Agreement as amended by this Amendment) covering such matters as the Administrative Agent may reasonably request; and

(b)

the Borrower shall have paid, without duplication, (i) to Wells Fargo Securities, LLC, as Arranger (the “Arranger”), for its own account, the fees and expenses then due and payable to the Arranger, (ii) to the Administrative Agent for the account of the applicable Lenders, any fees required to be paid to Lenders on or prior to the Amendment Effective Date; and (iii) other fees and expenses required to be reimbursed or paid by the Borrower pursuant to the Loan Documents, including the reasonable fees and expenses of counsel to the Administrative Agent, to the extent invoiced to the Borrower prior to the Amendment Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender shall be deemed to be satisfied with each document delivered to it or other matter required hereunder to be satisfactory to Lenders unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying otherwise.

7.

Administrative Agent, Issuing Bank and Lenders Make No Representations or Warranties. None of the Administrative Agent, Issuing Bank nor any Lender (a) makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Documents, or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

8.

New Lenders’ Representations, Warranties, Covenants, and Agreements. Each New Lender (a) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and

004255 000168 HOUSTON 744392.3

decision to enter into this Amendment and become a Lender party to the Credit Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints or authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (e) specifies as its lending office and address for notices the offices set forth on the administrative details form provided to the Administrative Agent.

9.

Reallocation of Commitments, Revolving Loans and LC Exposure.  In connection herewith, contemporaneously with the effectiveness hereof, Lenders hereby acknowledge and agree that they shall be deemed to have sold and assigned to other Lenders, and/or purchased and accepted from other Lenders, a portion of the outstanding aggregate Commitments, Revolving Loans and LC Exposure immediately prior to the effectiveness hereof, and hereby authorize the Borrower to make non-ratable borrowings and prepayments of Revolving Loans (and if any such sale, assignment, transfer, conveyance or prepayment includes the assignment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period therefor, Borrower agrees that it shall pay any amounts requested by an affected Lender pursuant to Section 3.05 of the Credit Agreement), including prepayments in full of Loans to Exiting Lenders, as may be necessary such that (i) each Lender’s Commitment shall equal the Commitment amount set forth opposite such Lender’s name on Annex I attached hereto, (ii) each Lender’s Revolving Loans and LC Exposure shall equal such Lender’s Applicable Percentage (as set forth in Annex I attached hereto) of all outstanding Revolving Loans and all LC Exposure, and (iii) all Exiting Lenders shall be repaid in full and shall cease to be lenders under the Credit Agreement, and no such borrowing or prepayment shall violate any provisions of the Credit Agreement.  Borrower, Administrative Agent and each Lender a party hereto hereby (x) consents to all reallocations and assignments of the Commitments, Committed Loans and LC Exposure effected pursuant to the foregoing, (y) acknowledges and agrees that such reallocations and assignments shall be deemed effective as if such reallocations and assignments were evidenced by Assignments and Assumptions among Lenders delivered pursuant to Section 10.07(b) of the Credit Agreement, and (z) agrees that Lenders shall make full cash settlement of such reallocations and assignments through the Administrative Agent, as the Administrative Agent may direct or approve, such that after giving effect to such settlement, each Lender’s Commitment, Revolving Loans and LC Exposure shall be as set forth above.

10.

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart.

11.

Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

004255 000168 HOUSTON 744392.3

12.

Loan Documents.  This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

13.

Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

14.

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Administrative Agent and each Lender, may not assign any of its respective rights, powers, duties or obligations hereunder.

15.

No Oral Agreement.  This Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

004255 000168 HOUSTON 744392.3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

QUESTAR CORPORATION

By:

/s/Kevin W. Hadlock

Kevin W. Hadlock

Executive Vice President & CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

/s/Leanne S. Phillips

Name: Leanne S. Phillips

Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, Issuing Bank and Swingline Lender

By:

Leanne S. Phillips

Name: Leanne S. Phillips

Title: Director

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:

Michael J. Mozer

Name: Michael J. Mozer

Title: Vice President

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,  as a Lender

By:

/s/ Philippe Sandmeier

Name: Philippe Sandmeier

Title: Managing Director

By:

/s/ Edward D. Herko

Name: Edward D. Herko

Title: Director

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

JPMORGAN CHASE BANK, N.A.,

as a Lender

By:

/s/ Helen D. Davis

Name: Helen D. Davis

Title: Authorized Officer

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

COMPASS BANK, as a Lender

By:

/s/Greg Determann

Name: Greg Determann

Title: Senior Vice President

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

THE ROYAL BANK OF SCOTLAND plc,

as a Lender

By:

/s/ Andrew N. Taylor

Name: Andrew N. Taylor

Title: Vice President

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:

/s/ Heather A. Han

Name: Heather A. Han

Title: Senior Vice President

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:

/s/ William S. Rogers

Name: William S. Rogers

Title: Authorized Signatory

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

THE BANK OF NEW YORK MELLON,

as a Lender

By:

/s/ Mark W. Rogers

Name: Mark W. Rogers

Title: Vice President

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

MORGAN STANLEY BANK, N.A.,

as a Lender

By:

/s/ Sherrese Clarke

Name: Sherrese Clarke

Title: Authorized Signatory

Signature Page to Questar Corporation

First Amendment to Multi-Year Credit Agreement

ANNEX I

COMMITMENTS
AND APPLICABLE PERCENTAGES

Questar Corporation Bank Group

Lender	Commitment	% Commitment
Wells Fargo Bank, National Association	$85,000,000	17.000000%
Barclays Bank PLC	$70,000,000	14.000000%
Deutsche Bank AG New York Branch	$70,000,000	14.000000%
JPMorgan Chase Bank, N.A.	$70,000,000	14.000000%
Compass Bank	$45,000,000	9.000000%
The Royal Bank of Scotland plc	$45,000,000	9.000000%
U.S. Bank National Association	$45,000,000	9.000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$35,000,000	7.000000%
The Bank of New York Mellon	$25,000,000	5.000000%
Morgan Stanley Bank, N.A.	$10,000,000	2.000000%
Total	$500,000,000	100.000000%

Annex I

SCHEDULE 1.01

PRICING SCHEDULE

Pricing shall be determined based upon the Borrower’s Debt Rating, as follows:

Pricing Level	Debt Rating (S&P/Moody’s)	Commitment Fee	Eurodollar Margin	Base Rate Margin
			Letter of Credit Fee
1	> A+ / A1	0.080%	0.750%	0.000%
2	A / A2	0.100%	0.875%	0.000%
3	A- / A3	0.125%	1.000%	0.000%
4	BBB+ / Baa1	0.175%	1.125%	0.125%
5	< BBB / Baa2	0.225%	1.250%	0.250%

provided that (a) if the respective Debt Ratings issued by S&P or Moody’s differ by one notch, the higher rating will govern (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a two notch or greater difference between the higher and the lower Debt Rating, then the governing Debt Rating will be one level better than the lower Debt Rating; (c) if the Borrower has only one Debt Rating, such Debt Rating shall apply; and (d) if the Borrower ceases to have any Debt Rating, Pricing Level 5 shall apply.

Pricing shall initially be determined at Pricing Level 3.  Thereafter, each change in pricing resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.04(h) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

Schedule 1.01

For the Quarter/Year ended __________, 201__ (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.

Section 7.11 -- Consolidated Funded Debt to Capitalization Ratio.

A.

Actual Consolidated Funded Debt at Statement Date:

1.

Indebtedness included in clause (a) of the definition of
Indebtedness (all obligations for borrowed money and
all obligations evidenced by bonds, debentures, notes,
loan agreements or other similar instruments):

$

2.

Indebtedness included in clause (b) of the definition of
Indebtedness (all direct or contingent obligations
arising under letters of credit (including standby and
commercial), bankers’ acceptances, bank guaranties,
surety bonds and similar instruments):

$

3.

Indebtedness included in clause (d) of the definition of
Indebtedness (all obligations to pay the deferred
purchase price of property or services (other than
trade accounts payable in the ordinary course of
business)):

$

4.

Indebtedness included in clause (e) of the definition of
Indebtedness (indebtedness (excluding prepaid interest
thereon) secured by a Lien on property owned or being
purchased (including indebtedness arising under
conditional sales or other title retention agreements),
whether or not such indebtedness shall have been
assumed or is limited in recourse):

$

5.

Indebtedness included in clause (f) of the definition of
Indebtedness (capital leases and Synthetic Lease
Obligations):

$____________

6.

Indebtedness included in clause (g) of the definition of
Indebtedness (all Guarantees in respect of any of the
foregoing):

$_____________

7.

Consolidated Funded Debt
(Lines I.A.1 + 2 + 3 + 4 + 5 + 6):

$

C-3

Form of Compliance Certificate

For the Quarter/Year ended __________, 201__ (“Statement Date”)

B.

Actual Capitalization at Statement Date:

1.

Consolidated Funded Debt

(Line I.A.7)

$____________

2.

Shareholders’ Equity:

$____________

3.

Capitalization

(Line I.B.1 + 2)

$____________

C.

Consolidated Funded Debt to Total Capitalization Ratio
(Line I.A.7 ÷ Line I.B.3):

%

Maximum permitted:

70%

C-4

Form of Compliance Certificate